As filed  with  the  Securities and Exchange Commission on October 8, 1997.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                             SYNOVUS FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)

       Georgia                                              58-1134883
(State or other jurisdiction of                           (IRS Employer
incorporation or organization)                           Identification No.)

   901 Front Avenue
   Suite 301
   Columbus, Georgia                                           31901
  (Address of Principal                                     (Zip Code)
   Executive Offices)
        --------------------------------------------------------------
 SYNOVUS FINANCIAL CORP. DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE PLAN
       --------------------------------------------------------------

                                 Kathleen Moates
                Senior Vice President and Deputy General Counsel
                             Synovus Financial Corp.
                                901 Front Avenue
                                    Suite 202
                             Columbus, Georgia 31901
                                 (706) 649-4818

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this Form is registering additional securities pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE
===================================================================================================================
       Title of                                      Proposed               Proposed
      each class               Amount                 maximum                maximum               Amount of
  of securities to be           to be                offering               aggregate            registration
      registered             registered           price per share        offering price               fee
-------------------------------------------------------------------------------------------------------------------

Common Stock,
$1.00 par value              3,000,000 <F1>        $ 24.313 <F2>         $72,939,000 <F2>         $22,103 <F2>

Common Stock                 3,000,000                 <F3>                   <F3>                   <F3>
Rights
==================================================================================================================

<F1>     If, prior to the  completion  of the  distribution  of the Common Stock covered by this registration statement, additional shares of Common Stock are issued or issuable as a result of a stock split or stock dividend, this registration statement shall be deemed to cover such additional shares resulting from the stock split or stock dividend pursuant to Rule 416 of the Securities Act of 1933.
<F2>     Determined  pursuant to Rule 457(h)  under the  Securities  Act of 1933 solely for the purpose of calculating the registration fee and represents the average of the high and low prices of the Common Stock of Synovus Financial Corp. on the New York Stock Exchange on October 2, 1997.
<F3>     The Common Stock Rights (the  "Rights")  are attached to and trade with the Common Stock of Synovus Financial Corp. The value, if any, attributable to the Rights is reflected in the market price of the Common Stock of Synovus Financial Corp.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                             SYNOVUS FINANCIAL CORP.
              DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE PLAN

This Prospectus relates to 3,000,000 shares of $1.00 par value common stock ("Common Stock") of Synovus Financial Corp. ("Synovus") to be offered for purchase under this Dividend Reinvestment and Direct Stock Purchase Plan ("Plan") and should be retained for future reference. The Plan promotes long-term ownership in Synovus, by offering:

- A simple, cost-effective method for purchasing shares of Synovus Common Stock;

- A way to increase your holdings in Synovus by reinvesting your cash dividends; and

- The opportunity to purchase additional shares by making optional cash investments.

You do not have to be a current shareholder of Synovus to participate in the Plan. You can purchase your first shares of Synovus Common Stock through the Plan by making an initial investment of $250 or more, which includes an enrollment fee of $10. If you currently participate in Synovus' dividend reinvestment plan, you are automatically enrolled in the Plan.

Shares of Common Stock purchased through the Plan will be purchased at prevailing market prices and will, at the option of Synovus, represent newly-issued shares, or shares purchased in the open market by an independent agent of Synovus (the "Administrator"). Synovus Common Stock is listed on the New York Stock Exchange and is traded under the ticker symbol "SNV."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SHARES OF COMMON STOCK OF SYNOVUS FINANCIAL CORP. OFFERED HEREBY ARE NOT AN OBLIGATION OF OR GUARANTEED OR ENDORSED BY ANY BANK. THE COMMON STOCK OF SYNOVUS DOES NOT CONSTITUTE A BANK DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR PROTECTED BY ANY OTHER GOVERNMENTAL AGENCY. INVESTMENT IN THE COMMON STOCK INVOLVES INVESTMENT RISK, INCLUDING THE POSSIBLE GAIN OR LOSS OF PRINCIPAL. IN ADDITION, DIVIDENDS PAID MAY GO UP AND DOWN.

To the extent required by applicable law, shares of Synovus Common Stock offered hereby to persons in certain jurisdictions who are not Synovus shareholders are offered through a registered broker dealer in those jurisdictions.

The date of this Prospectus is _______, 1997.

                              AVAILABLE INFORMATION

Synovus is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Commission's public reference room located at 450 Fifth Street, NW, Washington, D.C. 20549 and at the Commission's regional offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, New York, New York 10048. Copies of such materials can be obtained at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, NW, Washington, D.C. 20549. Additionally, copies of reports, proxy statements and other information filed with the Commission electronically by Synovus may be inspected by accessing the Commission's Internet site at http://www.sec.gov. The Common Stock is listed on the New York Stock Exchange, and reports, proxy statements and other information concerning Synovus may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

Synovus has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933 with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Such additional information may be obtained from the public reference room of the Commission, 450 Fifth Street, NW, Washington, D.C. 20549. Statements contained in this Prospectus or in any document incorporated by reference in this Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all aspects by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the Commission by Synovus are hereby incorporated, as of their respective filing dates, by reference in this
Prospectus:

(a) Synovus' Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

(b) Synovus' Quarterly Reports on Form 10-Q for the Quarters ended March 31, 1997 and June 30, 1997;

(c) Synovus' Current Reports on Form 8-K dated March 10, 1997 and August 15, 1997; and

(d)       (i)     The   description   of   Synovus  Common  Stock  contained  in
                  Synovus'  Registration  Statement  on Form 8-A filed  with the
                  Securities and Exchange Commission on August 21, 1989.

         (ii) The description of the Common Stock Rights of Synovus appearing in the Form of Rights Agreement incorporated by reference to Exhibit 1 of Synovus' Registration Statement on Form 8-A dated May 3, 1989, filed with the Securities and Exchange Commission on May 3, 1989, pursuant to Section 12 of the Exchange Act.

All documents filed by Synovus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering hereby shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

Synovus will furnish without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the request of such person, a copy of any or all of the documents described above under "Incorporation of Certain Documents by Reference" (other than exhibits to such documents). Requests should be directed to, Director of Investor Relations, Synovus Financial Corp., 901 Front Avenue, Suite 201, Columbus, Georgia 31901, telephone number (706) 649-5220.

                                   THE COMPANY

Synovus is a multi-financial services company, organized and existing as a business corporation under the laws of the state of Georgia. Synovus is a $9 billion asset bank holding company composed of 34 banks serving communities throughout Georgia, Alabama, Florida and South Carolina; an 80.7% ownership of Total System Services, Inc., one of the world's largest credit, debit, commercial and private label card processing companies, the stock of which is traded on the New York Stock Exchange under the ticker symbol "TSS"; and other non-banking subsidiaries which provide support services and specialized financial services including trust services, brokerage services and mortgage banking services. The principal executive offices of Synovus are located at 901 Front Avenue, Suite 301, Columbus, Georgia 31901 and Synovus' telephone number is (706) 649-2387.

                               SUMMARY OF THE PLAN

         ENROLLMENT: New shareholders can join by making an initial investment of at least $250, which includes an enrollment fee of $10. Shareholders enrolled in Synovus' current dividend reinvestment plan are automatically enrolled in the new Plan. No action is required for current participants. Other existing Synovus shareholders who own at least ten shares of stock can participate by submitting a completed Enrollment Form to the Administrator. If your shares are held in a brokerage account, you may participate directly by registering some or all of your shares in your name. At least ten shares need to be transferred into your name before you become eligible to participate. The $10 enrollment fee does not apply to existing shareholders joining the Plan.

         REINVESTMENT OF DIVIDENDS: You can reinvest all or a portion of your cash dividends toward the purchase of additional shares of Synovus stock without paying trading fees. In order to take advantage of the dividend reinvestment option, you must reinvest the dividends on at least ten shares.

         OPTIONAL CASH INVESTMENTS: After you are enrolled in the Plan, you can buy additional shares of Synovus stock for fees that are lower than those typically charged by stockbrokers. You can invest a minimum of $50 at any one time, up to $250,000 in the aggregate per calendar year. You can pay by check or have your payment automatically withdrawn from your bank account.

         FULL INVESTMENT: Full investment of your dividends is possible because Synovus will credit your account with both whole and fractional shares. Synovus pays dividends on both whole shares and fractional shares.

         SAFEKEEPING OF CERTIFICATES: You can deposit your Synovus stock certificates with the Administrator for safekeeping at no cost to you. A certificate for your shares will be sent to you, free of charge, upon request.

         GIFTS OR TRANSFERS OF SHARES: You can give or transfer your Synovus shares to others.

         SELL SHARES CONVENIENTLY: If you choose to sell the Synovus stock held in your Plan account, you will pay fees lower than those typically charged by stockbrokers.

         TRACKING YOUR  INVESTMENT:   You will receive a statement or a  notifi-
cation after each  transaction.   Statements  provide the details  of the trans-
action and show the share balance in your Plan account.

                           ADMINISTRATOR OF THE PLAN

Synovus has designated State Street Bank and Trust Company to administer the Plan and act as Agent for the participants. State Street Bank and Trust Company will purchase and hold shares of stock for Plan participants, keep records, send statements, and perform other duties required by the Plan.

Participants may contact the Plan Administrator by writing to:

         State Street Bank and Trust Company, Plan Administrator
         P.O. Box 8209
         Boston, MA 02266-8209

or by telephoning the Administrator toll free at 1-800-503-8903. Customer Service Representatives are available between 8:00 a.m. and 5:00 p.m. Eastern Time.

                                   ENROLLMENT

You are eligible to participate in the Plan if you meet the requirements outlined below. If you live outside the U.S., you should first determine if there are any governmental regulations that would prohibit your participation in the Plan.

         IF YOU ALREADY OWN AT LEAST TEN SHARES OF SYNOVUS STOCK AND THE SHARES ARE REGISTERED IN YOUR NAME, you may join the Plan by returning a completed Enrollment Form to the Administrator.

         IF YOU DO NOT CURRENTLY OWN ANY SYNOVUS STOCK OR YOU OWN LESS THAN TEN SHARES OF SYNOVUS STOCK, you can join the Plan by making an initial investment of at least $250, but not more than the annual maximum of $250,000. You can get started in the Plan by returning a completed Enrollment Form to the Administrator along with your check or money order payable to State Street Bank and Trust Company/Synovus Financial Corp. A $10 enrollment fee will be deducted from your initial investment if you do not currently own any Synovus stock. The $10 enrollment fee does not apply if you are an existing shareholder. The Administrator will arrange for the purchase of shares for your account but will not pay interest on amounts held pending investment. Please allow two weeks for your account to be established, initial shares to be purchased and a statement mailed to you. See "Purchase of Shares for the Plan" below.

         IF YOU HAVE BEEN PARTICIPATING IN SYNOVUS' DIVIDEND REINVESTMENT PLAN, you will be automatically enrolled in the Synovus Dividend Reinvestment and Direct Stock Purchase Plan and need not send in an Enrollment Form or take any other action unless you want to make a change. However, effective October 1, 1998, if the number of shares on which dividends are invested falls below ten shares, you will receive a check for the full amount of the dividend.

         IF YOUR SHARES ARE HELD IN A BROKERAGE, BANK OR OTHER INTERMEDIARY ACCOUNT, and you wish to participate directly in the Plan, you should direct your broker, bank, or trustee to register some or all of your Synovus shares directly in your name. At least ten shares need to be transferred into your name before you become eligible to participate. You can then get started in the Plan by returning a completed

Enrollment Form to the Administrator.

                               INVESTMENT OPTIONS

Once enrolled in the Plan, you have the following choices:

         DIVIDEND REINVESTMENT: You can choose to reinvest all or a portion of the regular cash dividends paid on your shares held in the Plan toward the purchase of additional shares of Synovus stock. To participate in the reinvestment feature of the Plan, you must elect to reinvest the dividends on a minimum of ten shares. If the number of shares on which dividends are reinvested falls below ten shares, you will receive a check for the full amount of the dividend. You can change your dividend reinvestment election at any time by notifying the Administrator. For a particular dividend to be reinvested, your notification must be received prior to the record date for that dividend. (The record date is approximately 12 days prior to the payment date.)

If you elect to reinvest your dividends, you must choose one of the following when completing the Dividend Reinvestment section of the Enrollment Form:

                           FULL DIVIDEND REINVESTMENT

         Purchase additional shares by reinvesting all of your cash dividends.

                          PARTIAL DIVIDEND REINVESTMENT

         If you choose to reinvest less than all of your dividends, you must select one of the following options:

         OPTION 1. Receive a cash dividend payment based on the number of full shares you specify. Reinvest the dividends on all remaining shares. This option allows you to receive a fixed amount of cash each quarter (assuming the dividend stays the same).

         OPTION 2. Reinvest dividends based on the number of full shares you specify. Receive a cash dividend payment on all remaining shares. This option allows you to receive an increasing amount of cash each quarter (again, assuming the dividend stays the same).

                  DEPOSIT CASH DIVIDENDS ELECTRONICALLY: If you choose partial dividend reinvestment, you can have all of your cash dividends deposited directly into your bank account instead of receiving a check by mail -- just complete the appropriate sections of the Enrollment Form or notify the Administrator. Direct Deposit Authorization Forms will be acted upon as soon as possible after they are received. You can change your designated bank account for direct deposit or discontinue this feature by notifying the Administrator.

         OPTIONAL CASH INVESTMENTS: You can purchase additional shares of Synovus stock by using the Plan's optional cash investment feature. You must invest at least $50 at any one time and cannot invest more than $250,000 in a calendar year. Interest will not be paid on amounts held pending investment. Brokerage commissions of $.08 per share will be deducted except when Synovus issues new shares.

                  BY CHECK OR MONEY ORDER: You may make optional cash investments by sending a check or money order payable to State Street Bank and Trust Company/Synovus Financial Corp. Do not send cash. To facilitate processing of your investment, please use the transaction stub located on the bottom of your statement. Mail your investment and transaction stub to the Administrator. You may not sell or withdraw shares purchased by check for a period of 14 days from the receipt of the check. A $25 fee will be assessed for a check that is returned for insufficient funds. The Administrator will deduct a processing fee of $2.50 per check.

                  BY AUTOMATIC WITHDRAWAL FROM YOUR BANK ACCOUNT: If you wish to make regular monthly purchases, you can authorize an automatic monthly withdrawal from your bank account. This feature enables you to make ongoing investments without writing a check. Funds will be deducted from your account on the 15th day of each month. If this date falls on a bank holiday or weekend, funds will be deducted on the next business day. Please allow four to six weeks for the first automatic monthly withdrawal to be initiated. You must notify the Administrator in writing to change or terminate automatic withdrawal. No processing fee is charged by the Administrator for automatic monthly deductions. A $25 fee will be assessed for rejected automatic deductions.

                         PURCHASE OF SHARES FOR THE PLAN

         PURCHASE INTERVALS: The Administrator will make arrangements to use initial and optional cash investments to purchase Synovus shares as promptly as practical, but at least once each week. The Administrator will use reinvested dividends to purchase shares on a quarterly basis. Purchases may be made over a number of days to meet the requirements of the Plan. The Administrator will use initial and optional cash investments to purchase Synovus shares each Friday ("Investment Date"), provided the Administrator receives the payment no later two business days preceding an Investment Date. Otherwise, the investment may be held by the Administrator and invested beginning on the next Investment Date. If Friday does not fall on a day which is a business day in Massachusetts, then the Investment Date will occur on the next succeeding business day. In months in which Synovus pays a dividend, for that weeks' initial and optional cash purchases, the dividend payment date will be the Investment Date, which may not necessarily fall on a Friday. In all cases, transaction processing will occur within 30 days of the receipt of funds.

         SOURCE AND PRICING OF SHARES:

         SOURCE OF SHARES:Stock needed to meet the requirements of the Plan will either be purchased in the open market or issued directly by Synovus from authorized but unissued shares.

         SHARES PURCHASED IN THE OPEN MARKET: If the shares are purchased in the open market, your purchase price will be the average price per share of shares purchased to satisfy Plan requirements after the deduction of any applicable brokerage commissions and service fees. All fractional shares are calculated to four decimals and are credited to your account.

         SHARES PURCHASED FROM SYNOVUS: If the shares are purchased from Synovus, your price per share for initial and optional cash investments will be the average of the daily high and low sale prices quoted on the New York Stock Exchange ("NYSE") Composite Transactions listing for the day the shares are purchased. For quarterly reinvestment of dividends, your price per share will be the average of the daily high and low sale prices quoted on the NYSE Composite Transactions listing for the three day period surrounding the dividend payment date. If there is no trading of Synovus stock on the NYSE for a substantial period of time during the pricing period, then the price per share will be determined by Synovus on the basis of such market quotations as it considers appropriate.

         TIMING AND CONTROL: Because the Administrator will arrange for the purchase of shares on behalf of the Plan, neither Synovus nor any participant in the Plan has the authority or power to control either the timing or pricing of shares purchased or the selection of the broker making the purchases. Therefore, you will not be able to precisely time your purchases through the Plan, and will bear the market risk associated with fluctuations in the price of Synovus' stock. That is, if you send in an initial or optional cash investment, it is possible that the market price of Synovus stock could go up or down before the broker purchases stock with your funds. In addition, you will not earn interest on initial or optional cash investments for the period before the shares are purchased.

                                 SALE OF SHARES

You can sell any number of shares held in your Plan account by notifying the Administrator. The Administrator will arrange for sales to be made at least weekly. Sales may be made more frequently if volume dictates. The sale price will be the average price of all shares sold for Plan participants with respect to that sale date. You will receive the proceeds of the sale less a $10 sales transaction fee, a brokerage commission (currently $.15 per share), and any required tax withholdings. See "Plan Service Fees" below.

You can choose to sell your shares  through a  stockbroker  of your  choice,  in
which  case  you  should  request  a  certificate   for  your  shares  from  the
Administrator. See "Issuance of Certificates" below.

Please note that if your total holdings fall below one share, the Administrator will liquidate the fractional share, remit the proceeds to you, less any applicable fees, and close your

Plan account.

         TIMING AND CONTROL: Because the Administrator will sell the shares on behalf of the Plan, neither Synovus nor any participant in the Plan has the authority or power to control the timing or pricing of shares sold or the selection of the broker making the sales. Therefore, you will not be able to precisely time your sales through the Plan, and will bear the market risk associated with fluctuation in the price of Synovus' stock. That is, if you send in a request to sell shares, it is possible that the market price of Synovus stock could go down or up before the broker sells your shares. In addition, you will not earn interest on a sales transaction.

                     SAFEKEEPING OF YOUR STOCK CERTIFICATES

Shares of Synovus stock that you buy under the Plan will be maintained in your Plan account for safekeeping in book entry form. You will receive a periodic statement detailing the status of your holdings. For more information, see "Tracking Your Investments" below. Shareholders who are participants in the Plan may use the Plan's "safekeeping" service to deposit their Synovus stock certificates at no cost. Safekeeping is beneficial because you no longer bear the risk and cost associated with the loss, theft, or destruction of stock certificates. With safekeeping, you have the option of receiving cash dividends, reinvesting your dividends (provided that you reinvest the dividends on a minimum of ten shares) or taking advantage of the sale of shares feature of the Plan. Certificates will be issued only upon written request to the Administrator. See "Issuance of Certificates" below.

To use the safekeeping service, send your certificates to the Administrator by registered mail or some other safe means with written instructions to deposit them in safekeeping. Do not endorse the certificates or complete the assignment section.

                          GIFTS OR TRANSFERS OF SHARES

You may transfer some or all of your shares to another person. You must transfer at least ten shares.

You must transfer a whole number of shares unless you transfer your entire account. You may transfer shares to new or existing shareholders. The Administrator will automatically place such new accounts in full dividend reinvestment status. New participants, at their discretion, may elect another option. If you participate in dividend reinvestment and your request to either transfer all of your shares or make a partial sale and transfer the balance of your shares is received between the ex-dividend and the dividend record date, the processing of your request may be held until after your account is credited with reinvested dividends. This hold period could be as long as four weeks.

You must have your signature guaranteed by a financial institution participating in the Medallion Guarantee program. The Medallion Guarantee program ensures that the individual signing the certificate is in fact the registered owner as it appears on the stock certificate or stock power.

If  you  need  additional   assistance,   please  call  the   Administrator   at
1-800-503-8903.

                            ISSUANCE OF CERTIFICATES

You can withdraw all or some of the shares from your Plan account by notifying the Administrator.

Certificates will be issued for whole shares only. In the event your request involves a fractional share, a check (less any applicable fees) for the value of the fractional share will be mailed to you. You should receive your certificate within two to three weeks of mailing your request.

Certificates will be issued in the name(s) in which the account is registered, unless otherwise instructed. If the certificate is issued in a name other than your Plan account registration, the signature on the instructions or stock power must be guaranteed by a financial institution participating in the Medallion Guarantee program, as described above.

                                PLAN SERVICE FEES

ENROLLMENT FEE FOR NEW INVESTORS...............$10.00 per account enrollment
PURCHASE OF SHARES................................Trading fee $.08 per share
SALE OF SHARES (partial or full):
  Transaction Fee............................... $10.00 per sale transaction
  Trading Fee................................................$0.15 per share
REINVESTMENT OF DIVIDENDS..........................................No Charge
OPTIONAL CASH INVESTMENTS:
  Via Check..................................................$2.50 per check
  Via Automatic Investment.........................................No Charge
  Trading Fee.................................................$.08 per share
GIFT OR TRANSFER OF SHARES.........................................No Charge
SAFEKEEPING OF STOCK CERTIFICATES..................................No Charge
CERTIFICATE ISSUANCE...............................................No Charge
RETURNED CHECKS OR REJECTED
  AUTOMATIC DEDUCTIONS.........................$25.00 per check or deduction
DUPLICATE STATEMENTS
  Current year.....................................................No Charge
  Prior year(s)..................................$10.00 flat fee per request

The Administrator will deduct the applicable fees from either the initial investment or proceeds from a sale.

                            TRACKING YOUR INVESTMENTS

If you participate in dividend reinvestment, the Administrator will mail you a quarterly statement showing all transactions (shares, amounts invested, purchase prices) for your account including year-to-date and other account information. Supplemental statements or notices will be sent when you make an initial or optional cash investment or a deposit, transfer or withdrawal of shares.

If you do not participate in dividend reinvestment, the Administrator will mail you a statement or notice confirming any transactions you make. If you continue to be enrolled in the Plan, but have no transactions, The Administrator will mail you an annual statement of your holdings. Please retain your statements to establish the cost basis of shares purchased under the Plan for income tax and other purposes.

You should notify the Administrator promptly of any change in address since all notices, statements and reports will be mailed to your address of record.

                            WITHDRAWAL FROM THE PLAN

You may terminate your participation in the Plan either by giving written notice to the Administrator or by completing the appropriate section of your account statement and returning it to the Administrator. Upon termination, you must elect either to receive a certificate for the number of whole shares held in your Plan account and a check for the value of any fractional share, or to have all of the shares in your Plan account sold for you as described above in "Sale of Shares."

The Administrator will process notices of withdrawal and send proceeds to you as soon as practicable, without interest. If a notice of withdrawal is received on or after an ex-dividend date but before the related dividend payment date, the withdrawal will be processed as described above and a separate dividend check will be mailed as soon as practicable following the payment date. Thereafter, cash dividends will be paid out to the shareholder and not reinvested in Synovus stock.

                       U.S. FEDERAL INCOME TAX INFORMATION

Cash dividends reinvested under the Plan will be taxable as having been received by you even though you have not actually received them in cash. You will receive an annual statement from the Administrator indicating the amount of reinvested dividends reported to the U.S. Internal Revenue Service as dividend income.

You will not realize gain or loss for U.S. Federal income tax purposes upon the transfer of shares to the Plan or the withdrawal of whole shares from the Plan. You will, however, generally realize gain or loss upon the sale of shares (including the receipt of cash for fractional shares) held in the Plan.

Plan participants who are non-resident aliens or non-U.S. corporations, partnerships or other entities generally are subject to a withholding tax on dividends paid on shares held in the Plan. The Administrator is required to withhold from dividends paid the appropriate amount determined in accordance with U.S. Treasury regulations. Any applicable withholding tax may be determined by treaty between the U.S. and the country in which such participant resides. Accordingly, the amount of any dividends, net of the applicable withholding tax, will be credited to participant Plan accounts for the investment in additional common stock.

The above summary is not a comprehensive summary of all of the tax considerations that may be relevant to a participant in the Plan. Therefore, you are urged to consult your tax advisors regarding the consequences of participation in the Plan.

                                  MISCELLANEOUS

STOCK SPLITS, STOCK DIVIDENDS AND OTHER DISTRIBUTIONS

In the event dividends are paid in Synovus Common Stock, or if Synovus Common Stock is distributed in connection with any stock split or similar transaction, each account will be adjusted to reflect the receipt of the Common Stock so paid or distributed.

VOTING OF PROXIES

Synovus will mail you proxy materials including a proxy card representing both the shares for which you hold certificates and the shares, full and fractional, in your Plan account. The proxy will be voted as indicated by you. If you do not return the proxy card or if you return it unsigned, none of your shares will be voted.

RESPONSIBILITY OF ADMINISTRATOR AND SYNOVUS

Neither Synovus nor the Administrator will be liable for any act they do in good faith or for any good faith omission to act. This includes, without limitation, any claims of liability for:

     - failure to terminate your account upon your death prior to receiving written notice of such death; or

     - relating to purchases or sales prices reflected in your Plan account or the dates of purchases or sales of your Plan shares; or

     - for any fluctuation in the market value after purchase or sale of shares.

The payment of dividends is at the discretion of Synovus' Board of Directors and will depend upon future earnings, the financial condition of Synovus and other factors. The Board may change the amount and timing of dividends at any time without notice.

Neither Synovus nor the Administrator can assure you a profit or protect you against a loss on the shares you purchase under the Plan.

PLAN MODIFICATION OR TERMINATION

Synovus reserves the right to suspend, modify or terminate the Plan at any time. You will receive notice of any such suspension, modification or termination. Synovus and the Administrator also reserve the right to change any administrative procedures of the Plan.

CHANGE OF ELIGIBILITY; TERMINATION

Synovus reserves the right to deny, suspend or terminate participation by a shareholder who is using the Plan for purposes inconsistent with the intended purpose of the Plan. In such event, the Administrator will notify you in writing and will continue to safekeep your shares but will no longer accept optional cash investments or reinvest your dividends. The Administrator will issue a certificate to you upon written request.

FOREIGN PARTICIPATION

If you live outside of the U.S., you should first determine if there are any laws or governmental regulations that would prohibit your participation in the Plan. Synovus reserves the right to terminate participation of any shareholder if it deems it advisable under any foreign laws or regulations.

                                 USE OF PROCEEDS

Synovus will receive proceeds from the purchase of Common Stock pursuant to the Plan only to the extent that such purchases are made directly from Synovus, and not from open market purchases by the Administrator. Proceeds received by Synovus (which cannot be estimated), if any, will be used for general corporate purposes.

                                     EXPERTS

         The consolidated financial statements of Synovus Financial Corp. and its subsidiaries as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, incorporated by reference herein and in the Registration Statement have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein and in the Registration Statement, and upon the authority of said firm as experts in accounting and auditing.

                                    LEGALITY

         The legality of Synovus Common Stock covered hereby is being passed upon for Synovus by Kathleen Moates, Senior Vice President and Deputy General Counsel of Synovus. Ms. Moates owns Synovus Common Stock and is eligible to participate in the Plan.

No  dealer,  salesman  or   any  other  person is       SYNOVUS FINANCIAL CORP.
authorized  to  give any  information or  to make
any representations  other than  those  contained
or incorporated by reference in  this Prospectus,
and,  if  given   or  made  such  information  or
representation must  not be relied upon as having
been authorized by Synovus.  This Prospectus does
not constitute an offer to sell or a solicitation
of an offer to buy any of these securities in any
jurisdiction to any person to whom it is unlawful
to  make  such  offer  or  solicitation  in  such
jurisdiction.    Neither  the  delivery  of  this
Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the financial condition and affairs of Synovus since the date of this Prospectus.

                     Table of Contents
                                      Page
Available Information....................

Incorporation of Certain
 Documents by Reference..................
                                                       Dividend Reinvestment and
The Company..............................                     Direct Stock
                                                              Purchase Plan
The Plan:
 Summary of the Plan....................
 Administrator of the Plan..............
 Enrollment.............................
 Investment Options.....................
 Purchase of Shares
  for the Plan..........................
 Sale of Shares.........................                 --------------------
 Safekeeping of Your                                           PROSPECTUS
  Stock Certificates....................                 --------------------
 Gifts or Transfers of Shares...........
 Issuance of Certificates...............
 Plan Service Fees......................
 Tracking Your Investments..............
 Withdrawal From the Plan...............
 U.S. Federal Income
  Tax Information.......................

Miscellaneous...........................

Use of Proceeds.........................

Experts.................................

Legality................................
                                                               _____, 1997

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item. 14.         Other Expenses of Issuance and Distribution*

         SEC Registration Fee.........................................$22,103
         Printing and Distribution of Prospectus...................... 50,000
         Accountants' Fees and Expenses..............................   2,300
         Legal Fees and Expenses.....................................   1,000
         Miscellaneous Fees and Expenses.............................   2,500
                                                              Total   $77,903

*All amounts, other than the Registration Fee, are estimated and subject to future contingencies.

Item 15.          Indemnification of Directors and Officers.

Subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code provides that a corporation may indemnify or obligate itself to indemnify an individual made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if such individual conducted himself or herself in good faith and such individual reasonably believed, in the case of conduct in an official capacity, that such conduct was in the best interests of the corporation and, in all other cases, that such conduct was at least not opposed to the best interests of the corporation and, in the case of any criminal proceeding, such individual had no reasonable cause to believe such conduct was unlawful. Subsection (d) of Section 14-2-851 of the Georgia Business Corporation Code provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred if it is determined that the director has met the relevant standard of conduct, or in connection with any proceeding with respect to conduct under Section 14-2-851 of the Georgia Business Corporation Code for which he was adjudged liable on the basis that personal benefit was improperly received by him. Notwithstanding the foregoing, pursuant to Section 14-2-854 of the Georgia Business Corporation Code a court may order a corporation to indemnify a director or advance expenses if such court determines that the director is entitled to indemnification under the Georgia Business Corporation Code or that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not such director met the standard of conduct set forth in subsections (a) and (b) of Section 14-2-851 of the Georgia Business Corporation Code, failed to comply with Section 14-2-853 of the Georgia Business Corporation Code or was adjudged liable as described in paragraph (1) or (2) of subsection (d) of Section 14-2-851 of the Georgia Business Corporation Code.

Section 14-2-852 of the Georgia Business Corporation Code provides that to the extent that a director has been successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, because he or she is or was a director of the corporation, the corporation shall indemnify the director against reasonable expenses incurred by the director in connection therewith.

Section 14-2-857 of the Georgia Business Corporation Code provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director and if he or she is not a director to such further extent as may be provided in its articles of incorporation, bylaws, action of its board of directors or contract except for liability arising out of conduct specified in
Section 14-2-857(a)(2) of the Georgia Business Corporation Code. Section 14-2-857 of the Georgia Business Corporation Code also provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 and is entitled to apply for court ordered indemnification or advances for expenses under Section 14-2-854, in each case to the same extent as a director. In addition, Section 14-2-857 provides that a corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, action of its board of directors or contract.

In accordance with Article VIII of the Company's Bylaws, every person who is or was (and the heirs and personal representatives of such person) a director, officer, employee or agent of the Company shall be indemnified and held harmless by the Company from and against the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefits plan), and reasonable expenses (including attorneys' fees and disbursements) that may be imposed upon or incurred by him or her in connection with or resulting from any threatened, pending, or completed, action, suit, or proceeding, whether civil, criminal, administrative, investigative, formal or informal, in which he or she is, or is threatened to be made, a named defendant or respondent: (a) because he or she is or was a director, officer, employee, or agent of the Company; (b) because he or she or is or was serving at the request of the Company as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; or (c) because he or she is or was serving as an employee of the corporation who was employed to render professional services as a lawyer or accountant to the corporation; regardless of whether such person is acting in such a capacity at the time such obligation shall have been imposed or incurred, if (i) such person acted in a manner he or she believed in good faith to be in or not opposed to the best interest of such corporation, and, with respect to any criminal proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful or (ii), with respect to an employee benefit plan, such person believed in good faith that his or her conduct was in the interests of the participants in and beneficiaries of the plan.

Pursuant to Article VIII of the Bylaws of the Company, reasonable expenses incurred in any proceeding shall be paid by the Company in advance of the final disposition of such proceeding if authorized by the Board of Directors in the specific case, or if authorized in accordance with procedures adopted by the Board of Directors, upon receipt of a written undertaking executed personally by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company, and a written affirmation of his or her good faith belief that he or she has met the standard of conduct required for indemnification.

The foregoing rights of indemnification and advancement of expenses are not intended to be exclusive of any other right to which those indemnified may be entitled, and the Company has reserved the right to provide additional indemnity and rights to its directors, officers, employees or agents to the extent they are consistent with law.

The Company carries insurance for the purpose of providing indemnification to its directors and officers. Such policy provides for indemnification of the Company for losses and expenses it might incur to its directors and officers for successful defense of claims alleging negligent acts, errors, omissions or breach of duty while acting in their capacity as directors or officers and indemnification of its directors and officers for losses and expense upon the unsuccessful defense of such claims.

Item 16.          Exhibits.

Exhibit
Number

4.1 Articles of Incorporation of the Company, as amended, incorporated by reference to Exhibit 4(a) of the Company's Registration Statement on Form S- 8 filed with the Securities and Exchange Commission on July 23, 1990 (File No. 33-35926).

4.2  Bylaws,  as amended,  of the Company,  incorporated by reference to Exhibit
     3.2 of the Company's Annual Report on Form 10-K for the fiscial year ended December 31, 1996 filed with the Securities and Exchange Commission on March 6, 1997.

4.3 Form of Rights Agreement incorporated by reference to Exhibit 1 of the Company's Registration Statement on Form 8-A dated May 3, 1989, filed with the Securities and Exchange Commission on May 3, 1989, pursuant to the
     Section 12 of the Exchange Act.

5 Legal opinion of Kathleen Moates, Deputy General Counsel of Synovus, as to the legality of the securities being offered.

23.1 Consent of KPMG Peat Marwick LLP.

23.2 The consent of Kathleen Moates, Deputy General Counsel of Synovus, is contained in her opinion filed as Exhibit 5.

24 Powers of Attorney contained on the signature pages of this Registration Statement.

Item 17.          Undertakings.

(a)      The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Georgia, on the 8th day of October, 1997.


                                            SYNOVUS FINANCIAL CORP.
                                            (Registrant)

                                            By:/s/James H. Blanchard
                                               ---------------------------------
                                               James H. Blanchard,
                                               Chairman of the Board and
                                               Principal Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James H. Blanchard, James D. Yancey and Stephen L. Burts, Jr., and each of them, his or her true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney(s)-in-fact and agent(s) full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney(s)-in-fact and agent(s), or their substitute(s), may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/William B. Turner                                Date: October 8, 1997
-------------------------------------------
William B. Turner,
Director and Chairman of
the Executive Committee


/s/James H. Blanchard                               Date: October 8, 1997
------------------------------------------
James H. Blanchard,
Chairman of the Board and
Principal Executive Officer

/s/John T. Oliver, Jr.                              Date: October 8, 1997
-------------------------------------------
John T. Oliver, Jr.,
Director and Vice Chairman
of the Executive Committee


/s/James D. Yancey                                  Date: October 8, 1997
------------------------------------------
James D. Yancey,
Vice Chairman of the Board


/s/Richard E. Anthony                               Date: October 8, 1997
-------------------------------------------
Richard E. Anthony,
Vice Chairman of the Board


/s/Walter M. Deriso, Jr.                            Date: October 8, 1997
-------------------------------------------
Walter M. Deriso, Jr.,
Vice Chairman of the Board


/s/Stephen L. Burts, Jr.                            Date: October 8, 1997
---------------------------------------------
Stephen L. Burts, Jr.,
President and Director


/s/G. Sanders Griffith, III                         Date: October 8, 1997
--------------------------------------------
G. Sanders Griffith, III,
Senior Executive Vice President,
General Counsel and Secretary


/s/Thomas J. Prescott                               Date: October 8, 1997
--------------------------------------------
Thomas J. Prescott,
Executive Vice President, Treasurer,
Principal Accounting and Financial Officer


/s/Jay C. McClung                                   Date: October 8, 1997
--------------------------------------------
Jay C. McClung,
Executive Vice President


/s/Calvin Smyre                                     Date: October 8, 1997
---------------------------------------------
Calvin Smyre,
Executive Vice President

                                                    Date: __________, 1997
--------------------------------------------
Daniel P. Amos,
Director


                                                    Date: __________, 1997
--------------------------------------------
Joe E. Beverly,
Director


/s/Richard Y. Bradley                               Date: October 8, 1997
--------------------------------------------
Richard Y. Bradley,
Director


                                                    Date: __________, 1997
--------------------------------------------
C. Edward Floyd,
Director


                                                    Date: __________, 1997
--------------------------------------------
Gardiner W. Garrard, Jr.,
Director


                                                    Date: __________, 1997
--------------------------------------------
V. Nathaniel Hansford,
Director


/s/John P. Illges, III                              Date: October 8, 1997
--------------------------------------------
John P. Illges, III,
Director


                                                    Date: __________, 1997
--------------------------------------------
Mason H. Lampton,
Director


                                                    Date: __________, 1997
--------------------------------------------
Elizabeth C. Ogie,
Director


/s/H. Lynn Page                                     Date: October 8, 1997
---------------------------------------------
H. Lynn Page,
Director

/s/William L. Pherigo                               Date: October 8, 1997
-------------------------------------------
William L. Pherigo,
Director


/s/Robert V. Royall, Jr.                            Date: October 8, 1997
--------------------------------------------
Robert V. Royall, Jr.,
Director


/s/George C. Woodruff, Jr.                          Date: October 8, 1997
--------------------------------------------
George C. Woodruff, Jr.,
Director


filings\snv\lt94.snv

                                  EXHIBIT INDEX


Exhibit
Number                             Description

4.1 Articles of Incorporation of the Company, as amended, incorporated by reference to Exhibit 4(a) of the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 23, 1990 (File No. 33- 35926).

4.2  Bylaws,  as amended,  of the Company  (incorporated by reference to Exhibit
     3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed with the Securities and Exchange Commission on March 6, 1997.

4.3 Form of Rights Agreement incorporated by reference to Exhibit 1 of Company's Registration Statement on Form 8-A dated May 3, 1989, filed with the Securities and Exchange Commission on May 3, 1989, pursuant to the
     Section 12 of the Exchange Act.

5 Legal opinion of Kathleen Moates, Deputy General Counsel of Synovus, as to the legality of the securities being offered.

23.1 Consent of KPMG Peat Marwick LLP.

23.2 The consent of Kathleen Moates, Deputy General Counsel of Synovus, is contained in her opinion filed as Exhibit 5.

24 Powers of Attorney contained on the signature pages of this Registration Statement.

filings\snv\exindex.s3